EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-216247) of Fortress Transportation and Infrastructure Investors LLC of our report dated March 8, 2016, except for the change in presentation of debt issuance costs as discussed in Note 2 to the consolidated financial statements, as to which the date is February 24, 2017, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 1, 2018